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                                                                EXHIBIT 3(i)(b)

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

         BLOCKBUSTER ENTERTAINMENT CORPORATION, a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

        FIRST:   The name of the corporation is Blockbuster Entertainment
Corporation (the "Corporation").

        SECOND: Section 4 of the Certificate of Incorporation, as amended, of the Corporation is hereby amended as follows:

            "4. The total number of shares of common stock, $.10 par value per share, which the Corporation has the authority to issue is 800,000,000."

        THIRD:   That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Steven R. Berrard, its President, and Thomas W. Hawkins, its Secretary, this 1st day of June, 1994.

                                                     BLOCKBUSTER ENTERTAINMENT
                                                     CORPORATION, A Delaware
                                                     corporation

Attest:  /s/ Thomas W. Hawkins                       By:  /s/ Steven R. Berrard
         ---------------------                            ---------------------
         Thomas W. Hawkins                                Steven R. Berrard
Its:     Secretary                                   Its: President